Exhibit 99.1

From: Phil Dingle [mailto:Phil@healthedgepartners.com]

Sent: Monday, December 22, 2008 9:27 AM

To: J R Alexander

Cc: gwalker@mail.cox.smu.edu; Shobe, David; Sandie Spangler

Subject: Proxy

Good morning, John:

As we have discussed, I will not be able to stand for re-election to the Board in February. My Fund’s day-to-day activities, including serving on the boards of each of our portfolio companies, have dramatically limited the time I am available to serve on the Alico Board. I will, of course at the pleasure of you and the Board, serve on the Company’s board through the remainder of my current term.

Many thanks for your friendship and support.

Best,

Phil

Phillip S. Dingle

Managing Partner

HealthEdge Investment Partners, LLC

100 S. Ashley Drive, Suite 650

Tampa, FL 33602

813.490.7100

813.490.7101 direct

813.490.7111 fax

813.785.5193 mobile

phil@healthedgepartners.com

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